UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 20, 2012

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

CPI Corp. (the “Company”) entered into the Fourth Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A., as Administrative Agent for the various financial institution parties identified as Lenders in the Credit Agreement, dated as of November 9, 2012 . The Amendment increases the "Revolving Commitment", as defined in Section 1.1 of the Credit Agreement, to $91,200,000 from November 13, 2012 to and including November 20, 2012. By its terms, the Amendment was effective upon delivery of signature from all of the parties. The final signature was delivered on November 20, 2012. The foregoing summary of the Amendment is not complete and is qualified in its entirety by a copy of the Amendment filed as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated by reference to this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation.

The information set forth Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.

10.1
Fourth Amendment to Credit Agreement dated November 9th, 2012, by and between CPI Corp. and Bank of America, N.A., as Administrative Agent for the various financial institution parties identified as Lenders in the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

November 21, 2012